Audiovox Corporation Reports Fiscal 2012 Second Quarter Results

- 2Q12 sales up 22.5% with the addition of Klipsch and OEM growth; gross margins up 650 basis points
- 2Q12 operating income of $7.7 million vs. $0.2 million in 2Q11
- 2Q12 EBITDA of $9.8 million vs. $3.6 million in 2Q11, a $6.2 million improvement
- Company on track to meet EBITDA forecast of $42 million

HAUPPAUGE, N.Y., Oct. 11, 2011 /PRNewswire via COMTEX/ --

Audiovox Corporation (NASDAQ: VOXX), today announced financial results for its fiscal 2012, second quarter and six months ended August 31, 2011.

Commenting on the Company's performance, Pat Lavelle, President and CEO stated, "Through the first half of the year, our business is primarily tracking to plan. Our automotive OEM business continues to grow. Our international operations are performing well, despite weakness in some European countries, and our Klipsch acquisition is meeting plan with a lot of potential to grow in the years ahead. Additionally, car sales over the past few months have rebounded and all signs are pointing to continued strength. Like most in our industry, we continue to be impacted by a slow retail environment and there are some concerns as we enter the all-important holiday season, as many retailers remain cautious in their buying. However, given our performance year-to-date, the strength in our margins, and good management of our expenses and resources, we remain on track to meet our income and EBITDA forecasts for the year. Equally important, we feel good about the next few years as we have a host of new and innovative products coming to market which should fuel growth for our Company, while we continue to generate cash, pay down our debt, and improve our balance sheet."

Net sales for the second quarter of fiscal 2012, were $158.3 million, an increase of 22.5% compared to net sales of $129.3 million reported in the comparable year ago period. For the six month period ended August 31, 2011, net sales were $323.7 million, an increase of 24.7% as compared to net sales of $259.6 million for the six month period ended August 31, 2010.

For the three and six month periods ended August 31, 2011, Electronics sales were $126.7 million and $259.0, an increase of 33.1% and 36.5%, respectively over the comparable prior year periods. Accessories sales were $31.6 million and $64.7 million, a decrease of 7.2% and 7.5%, respectively. For both periods, the Electronics Group was favorably impacted by the addition of Klipsch, improvements in the automotive OEM channel, both domestically and abroad, and increases in the Company's international operations, particularly in the automotive and accessories categories. Offsetting these increases were lower sales of consumer electronics products and select groups in the audio category, as well as lower sales of accessory products attached to TV sales in the U.S. As a percentage of net sales, Electronics represented 80% of the net sales for the three and six months ended August 31, 2011, and Accessories represented the remaining 20% for these periods.

The gross margin for the three months ended August 31, 2011 was 27.7%, an increase of 650 basis points as compared to 21.2% for the three months ended August 31, 2010. For the comparable six month periods, the gross margin was 27.0% as compared to 21.0%. Gross margins for both the three and six month periods were favorably impacted by the addition of high-end audio product lines, higher sales of OEM products, better margins in the Company's existing product lines, new product introductions, the Klipsch acquisition, and lower sales in our fulfillment business.

Operating expenses increased by $8.9 million and $20.1 million for the three and six months ended August 31, 2011 to $36.2 million and $75.9 million, respectively, from $27.3 million and $55.8 million, respectively in the comparable prior year periods. The increase in total operating expenses was due primarily to overhead from the Klipsch acquisition, which accounted for $9.6 million and $19.2 million during the three and six months ended August 31, 2011, respectively. Core overhead, excluding the addition of expenses associated with Klipsch and acquisition-related costs, declined by $0.9 million and $0.6 million for the same periods noted above. The Company continues to monitor its expense structure and identify synergies within its existing businesses.

The Company reported operating income of $7.7 million for the second quarter of fiscal 2012, compared to operating income of $0.2 million in the comparable year ago period. For the six month period ended August 31, 2011, the Company reported operating income of $11.6 million as compared to an operating loss of $1.3 million for the period ended August 31, 2010, a $12.9 million improvement.

Net income for the three month period ended August 31, 2011 was $3.4 million or $0.15 per basic and diluted share as compared to net income of $0.6 million or earnings per basic and diluted share of $0.03 for the second quarter of fiscal 2011. For the six months ended August 31, 2011, net income was $5.9 million or $0.26 per share (basic) and $0.25 per share (diluted) as compared to net income of $1.8 million or earnings per basic and diluted share of $0.08 for the comparable six month period ended August 31, 2010. Adjusted net income for the three month period ended August 31, 2011 was $3.7 million or $0.16 per diluted share compared to $1.1 million or $0.05 per diluted share for the comparable year ago period. For the six month period ended August 31, 2011, adjusted net income was $7.1 million or $0.30 per diluted share compared to $1.9 million or $0.08 per diluted share for the comparable six month period.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of fiscal 2012, was $9.8 million as compared to EBITDA of $3.6 million for the comparable period in fiscal 2011. Adjusted EBITDA for the same periods was $10.1 million and $4.0 million, respectively. For the six month period ended August 31, 2011, EBITDA was $17.9 million and adjusted EBITDA was $19.9 million. This compares to EBITDA of $6.6 million and adjusted EBITDA of $7.5 million for the period ended August 31, 2010. Adjusted EBITDA for the three and six month period ended August 31, 2011 excludes stock-based compensation and Klipsch acquisition costs.

A reconciliation of GAAP net income to Adjusted EBITDA can be found in the Company's Form 10-Q for the period ended August 31, 2011.

Non-GAAP Measures

Adjusted net income and adjusted EBITDA are not financial measures recognized by GAAP. Adjusted net income represents net income, computed in accordance with GAAP, before stock-based compensation expense, a tax refund, and costs relating to the Klipsch acquisition. Adjusted EBITDA represents net income, computed in accordance with GAAP, before interest expense, taxes, depreciation and amortization, stock-based compensation expense and costs relating to the Klipsch acquisition. Depreciation, amortization, and stock-based compensation expense are non-cash items. Adjusted net income per diluted share is calculated by dividing adjusted net income by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted net income and related per diluted share amounts as well as adjusted EBITDA in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted net income and related per diluted share amounts as well as adjusted EBITDA help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of costs relating to the Klipsch acquisition and the tax refund allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted net income and adjusted EBITDA should not be assessed in isolation from or construed as a substitute for net income prepared in accordance with GAAP. Adjusted net income and adjusted EBITDA are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

Conference Call Information

The Company will be hosting its conference call on Wednesday, October 12, 2011 at 10:00 a.m. EDT. Interested parties can participate by visiting www.audiovox.com, and clicking on the webcast in the Investor Relations section or via teleconference (toll-free number: 800-561-2693; international number: 617-614-3523; pass code: 23810307). For those who will be unable to participate, a replay will be available approximately one hour after the call has been completed and will last for one week thereafter (replay number: 888-286-8010; international replay number: 617-801-6888; pass code: 34359752).

About Audiovox

Audiovox Corporation (NASDAQ: VOXX) is a leading, global supplier of mobile and consumer electronics products. The Company is the number one high-end loudspeaker company in the world and is also a recognized leader in the marketing of automotive entertainment, vehicle security and remote-start systems. Its extensive distribution network includes power retailers and 12-volt specialists as well the major Original Equipment Manufacturers ("OEMs"), both domestically and abroad. The Company is also a recognized leader in the consumer electronics and accessories markets, selling to major retailers worldwide. Audiovox possesses a strong brand portfolio and its products rank among the top ten in almost every category in which they sell. Domestic brands include Audiovox®, Klipsch®, RCA®, Invision®, Jensen®, Omega®, Energizer®, Terk®, Acoustic Research®, Advent®, Code Alarm®, Prestige®, Excalibur® and SURFACE®. International brands include Klipsch®, Jamo®, Energy®, Mirage®, Mac Audio(TM), Magnat®, Heco®, Schwaiger®, Oehlbach® and Incaar(TM).

Headquartered in Hauppauge, NY, Audiovox has two manufacturing facilities in the United States, several domestic sales and marketing affiliates, and a robust international footprint with offices in Europe, Asia, Canada, Mexico and Venezuela. For additional information, visit our Web site at www.audiovox.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2011 on file with the Securities and Exchange Commission (SEC).

Company Contact:Glenn Wiener GW Communications Tel: 212-786-6011 / Email: gwiener@GWCco.com

Audiovox Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	August 31, 2011	February 28, 2011
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$14,339	$98,630
Accounts receivable, net	117,703	108,048
Inventory, net	151,137	113,620
Receivables from vendors	6,746	8,382
Prepaid expenses and other current assets	8,722	9,382
Deferred income taxes	4,330	2,768
Total current assets	302,977	340,830
Investment securities	13,086	13,500
Equity investments	13,939	12,764
Property, plant and equipment, net	24,017	19,563
Goodwill	88,373	7,373
Intangible assets, net	176,847	99,189
Deferred income taxes	12	6,244
Other assets	4,114	1,634
Total assets	$623,365	$501,097

Audiovox Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	August 31, 2011	February 28, 2011
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$54,008	$27,341
Accrued expenses and other current liabilities	43,750	36,500
Income taxes payable	2,435	1,610
Accrued sales incentives	17,876	11,981
Deferred income taxes	417	399
Current portion of long-term debt	3,498	4,471
Total current liabilities	121,984	82,302
Long-term debt	55,349	5,895
Capital lease obligation	5,273	5,348
Deferred compensation	3,250	3,554
Other tax liabilities	1,788	1,788
Deferred tax liabilities	30,804	4,919
Other long-term liabilities	4,509	4,345
Total liabilities	222,957	108,151
Commitments and contingencies
Stockholders' equity:
Series preferred stock, $.01 par value; 1,500,000 shares authorized, no shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value; 60,000,000 shares authorized, 22,630,837 shares issued and 20,813,005 shares outstanding at August 31, 2011 and February 28, 2011	226	226
Class B convertible, $.01 par value; 10,000,000 shares authorized, 2,260,954 shares issued and outstanding at August 31, 2011 and February 28, 2011	22	22
Paid-in capital	278,272	277,896
Retained earnings	142,953	137,027
Accumulated other comprehensive (loss)	(2,689)	(3,849)
Treasury stock, at cost, 1,817,832 shares of Class A common stock at August 31, 2011 and February 28, 2011	(18,376)	(18,376)
Total stockholders' equity	400,408	392,946
Total liabilities and stockholders' equity	$623,365	$501,097

Audiovox Corporation and Subsidiaries
Consolidated Statements of Operations
 (In thousands, except share and per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2011	2010	2011	2010
Net sales	$158,337	$129,297	$323,662	$259,611
Cost of sales	114,475	101,827	236,112	205,079
Gross profit	43,862	27,470	87,550	54,532
Operating expenses:
Selling	11,199	7,623	23,103	16,452
General and administrative	20,765	16,032	43,418	33,362
Engineering and technical support	4,007	3,640	7,818	6,029
Acquisition-related costs	239	—	1,583	—
Total operating expenses	36,210	27,295	75,922	55,843
Operating income (loss)	7,652	175	11,628	(1,311)
Other (expense) income:
Interest and bank charges	(1,392)	(479)	(2,875)	(920)
Equity in income of equity investees	890	840	2,019	1,748
Other, net	(1,227)	498	(746)	1,998
Total other (expense) income, net	(1,729)	859	(1,602)	2,826
Income before income taxes	5,923	1,034	10,026	1,515
Income tax expense (benefit)	2,484	389	4,101	(249)
Net income	$3,439	$645	$5,925	$1,764
Net income per common share (basic)	0.15	$0.03	$0.26	$0.08
Net income per common share (diluted)	$0.15	$0.03	$0.25	$0.08
Weighted-average common shares outstanding (basic)	23,073,959	22,893,161	23,073,959	22,890,174
Weighted-average common shares outstanding (diluted)	23,254,296	23,043,136	23,268,241	23,037,640

Audiovox Corporation
GAAP Net Income to Adjusted Net Income
For the Three and Six Months Ended August 31, 2011

Reconciliation of GAAP to Adjusted Net Income Available to Common Shareholders

	Three Months Ended August 31,		Six Months Ended August 31,
	2011	2010	2011	2010

GAAP net income	$3,439	$645	$5,925	$1,764
Adjustments:
Klipsch acquisition costs	239	—	1,583	—
Stock Compensation	126	428	376	856
Discrete tax item	—	—	—	(750)
Tax effects of above adjustments	(154)	—	(826)	—
Pro forma net income	$3,650	$1,073	$7,058	$1,870

GAAP net income per common share, diluted	$0.15	$0.03	$0.25	$0.08
Pro forma net income per common share, diluted	$0.16	$0.05	$0.30	$0.08

Diluted weighted average number of shares (GAAP and pro forma)	23,254	23,043	23,268	23,038

Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended August 31,		Six Months Ended August 31,
	2011	2010	2011	2010
Net income	$3,439	$645	$5,925	$1,764
Adjustments:
Interest expense, net	1,392	479	2,875	920
Depreciation and amortization	2,467	2,042	4,999	4,192
Taxes	2,484	389	4,101	(249)
EBITDA	9,782	3,555	17,900	6,627
Stock-based compensation	126	428	376	856
Klipsch acquisition costs	239	—	1,583	—
Adjusted EBITDA	$10,147	$3,983	$19,859	$7,483